SCHEDULE I

Transactions in the Securities of the Issuer Since Amendment No. 5

Name	Date	Price per Common Share[1]	Number of Common Shares Purchased/(Sold)
Cogence	10/9/2026	9.67[2]	(200)
Valence	10/9/2026	9.66[3]	(2,200)
Cogence	10/12/2026	9.08[4]	(100)
Valence	10/12/2026	9.11[5]	(1,434)
Cogence	10/13/2026	9.80[6]	(200)
Valence	10/13/2026	9.72[7]	(3,700)
Cogence	10/14/2026	9.13[8]	(200)
Valence	10/14/2026	9.19[9]	(3,300)
Cogence	10/15/2026	8.75[10]	(300)
Valence	10/15/2026	8.64[11]	(5,446)
Valence	10/16/2026	8.73[12]	(1,600)
Cogence	10/19/2026	8.48[13]	(100)
Valence	10/19/2026	8.52[14]	(1,700)
Cogence	10/20/2026	9.08[15]	(100)
Valence	10/20/2026	8.97[16]	(1,800)
Valence	10/20/2026	9.47[17]	(300)

1Price per Common Share does not include any brokerage commissions or service charges. Where weighted average price is used for the reported transactions, the Reporting Persons undertake to provide upon request by the SEC, full information regarding the number of Common Shares purchased or sold at each separate price.

2A weighted average price based on prices ranging from $9.54 to $9.83.

3A weighted average price based on prices ranging from $9.52 to $9.83.

4A weighted average price based on prices ranging from $9.06 to $9.08.

5A weighted average price based on prices ranging from $8.99 to $9.32.

6A weighted average price based on prices ranging from $9.77 to $9.82.

7A weighted average price based on prices ranging from $9.32 to $9.90.

8A weighted average price based on prices ranging from $8.92 to $9.33.

9A weighted average price based on prices ranging from $8.83 to $9.62.

10A weighted average price based on prices ranging from $8.50 to $8.93.

11A weighted average price based on prices ranging from $8.50 to $9.04.

12A weighted average price based on prices ranging from $8.57 to $8.88.

13A weighted average price based on prices ranging from $8.47 to $8.54.

14A weighted average price based on prices ranging from $8.37 to $8.84.

15A weighted average price based on prices ranging from $9.05 to $9.20.

16A weighted average price based on prices ranging from $8.37 to $9.32.

17A weighted average price based on prices ranging from $9.46 to $9.48.

Name	Date	Price per Common Share[1]	Number of Common Shares Purchased/(Sold)
Cogence	10/21/2026	10.28[18]	(100)
Valence	10/21/2026	10.06[19]	(2,000)
Cogence	10/22/2026	9.69[20]	(100)
Valence	10/22/2026	9.67[21]	(1,322)
Cogence	10/23/2026	9.47[22]	(100)
Valence	10/23/2026	9.28[23]	(1,200)
Cogence	10/26/2026	8.92[24]	(100)
Valence	10/26/2026	9.11[25]	(2,320)
Valence	10/27/2026	9.58[26]	(1,428)
Cogence	10/28/2026	10.45	(100)
Valence	10/28/2026	10.23[27]	(1,570)
Cogence	10/29/2026	10.54[28]	(100)
Valence	10/29/2026	10.80[29]	(1,000)

18A weighted average price based on prices ranging from $10.23 to $10.29.

19A weighted average price based on prices ranging from $9.65 to $10.32.

20A weighted average price based on prices ranging from $9.66 to $9.86.

21A weighted average price based on prices ranging from $9.39 to $9.94.

22A weighted average price based on prices ranging from $9.37 to $9.48.

23A weighted average price based on prices ranging from $9.02 to $9.70.

24A weighted average price based on prices ranging from $8.91 to $8.94.

25A weighted average price based on prices ranging from $8.82 to $9.45.

26A weighted average price based on prices ranging from $9.14 to $9.80.

27A weighted average price based on prices ranging from $9.86 to $10.83.

28A weighted average price based on prices ranging from $10.53 to $10.59.

29A weighted average price based on prices ranging from $10.53 to $11.00.